UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):   January 26, 2006
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On January 26, 2006, Commercial Metals Company (the “Company”) issued a press release announcing that that it’s Board of Directors intends to increase the quarterly cash dividend on the Company’s common stock from six cents to ten cents a share per quarter. The increase would be effective with the cash dividend anticipated to be paid in April, 2006.
     A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Form 8-K.

99.1 Press Release, dated January 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: January 26, 2006
	By:	/s/ William B. Larson

	Name:	William B. Larson
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 26, 2006.